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                                                                  EXHIBIT 10.204













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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                   PAXSON COMMUNICATIONS OF NEW YORK-43, INC.,

                         PAXSON NEW YORK LICENSE, INC.,

                                       AND

                               SHOP AT HOME, INC.

                                      * * *

                                FEBRUARY 26, 1999



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                                TABLE OF CONTENTS
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
SECTION 1.  DEFINITIONS...........................................................................................1
                  "Accounts Receivable"...........................................................................1
                  "Assets"........................................................................................2
                  "Assumed Contracts".............................................................................2
                  "Closing".......................................................................................2
                  "Closing Date"..................................................................................2
                  "Code"..........................................................................................2
                  "Consents"......................................................................................2
                  "Contracts".....................................................................................2
                  "Escrow Agent"..................................................................................2
                  "Escrow Agreement"..............................................................................2
                  "Excluded Assets"...............................................................................2
                  "FCC"...........................................................................................2
                  "FCC Consent"...................................................................................2
                  "FCC Licenses"..................................................................................3
                  "Final Order"...................................................................................3
                  "GAAP"..........................................................................................3
                  "Intangibles"...................................................................................3
                  "Intermediary"..................................................................................3
                  "Licenses"......................................................................................3
                  "Material Adverse Effect".......................................................................3
                  "Permitted Liens"...............................................................................3
                  "Purchase Price"................................................................................4
                  "Real Property".................................................................................4
                  "Services Agreement"............................................................................4
                  "Tangible Personal Property"....................................................................4
                  "Time Brokerage Agreement"......................................................................4

SECTION 2.  PURCHASE AND SALE OF ASSETS...........................................................................4
                  2.1      Agreement to Sell and Buy..............................................................4
                  2.2      Excluded Assets........................................................................5
                  2.3      Purchase Price.........................................................................6
                  2.4      Payment of Purchase Price.............................................................11
                  2.5      Assumption of Liabilities and Obligations.............................................11

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................12
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
                  3.1      Organization, Standing, and Authority.................................................12
                  3.2      Authorization and Binding Obligation..................................................12
                  3.3      Absence of Conflicting Agreements.....................................................12
                  3.4      Governmental Licenses.................................................................13
                  3.5      Title to and Condition of Real Property...............................................13
                  3.6      Title to and Condition of Tangible Personal Property..................................13
                  3.7      Assumed Contracts.....................................................................13
                  3.8      Broker................................................................................14
                  3.9      Intangibles...........................................................................14
                  3.10     Insurance.............................................................................14
                  3.11     Reports...............................................................................14
                  3.12     Personnel.............................................................................14
                  3.13     Taxes.................................................................................15
                  3.14     Claims and Legal Actions..............................................................15
                  3.15     Environmental Matters.................................................................15
                  3.16     Compliance with Laws..................................................................16
                  3.17     Conduct of Business in Ordinary Course................................................16
                  3.18     Insolvency. ..........................................................................17
                  3.19     Cable Carriage. ......................................................................17
                  3.20     Disclaimer............................................................................17

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................17
                  4.1      Organization, Standing, and Authority.................................................17
                  4.2      Authorization and Binding Obligation..................................................17
                  4.3      Absence of Conflicting Agreements.....................................................18
                  4.4      Broker................................................................................18
                  4.5      Buyer Qualifications..................................................................18
                  4.6      Financing.............................................................................18
                  4.7      Insolvency.  .........................................................................18

SECTION 5.  OPERATION OF THE STATION PRIOR TO CLOSING............................................................19
                  5.1      Generally.............................................................................19
                  5.2      Compensation..........................................................................19
                  5.3      Contracts.............................................................................19
                  5.4      Disposition of Assets.................................................................19
                  5.5      Encumbrances..........................................................................19
                  5.6      FCC Licenses..........................................................................19
                  5.7      Access to Information.................................................................19
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
                  5.8      Maintenance of Assets.................................................................20
                  5.9      Insurance.............................................................................20
                  5.10     Consents..............................................................................20
                  5.11     Cable Carriage........................................................................20
                  5.12     Notice of Proceedings.................................................................20
                  5.13     Confidential Information..............................................................21
                  5.14     Performance under Assumed Contracts...................................................21
                  5.15     Books and Records.....................................................................21
                  5.16     Notification..........................................................................21
                  5.17     Compliance with Laws..................................................................21
                  5.18     Cure..................................................................................21

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS.....................................................................21
                  6.1      FCC Consent...........................................................................21
                  6.2      HSR Act...............................................................................22
                  6.3      Control of the Station................................................................22
                  6.4      Risk of Loss..........................................................................23
                  6.5      Confidentiality.......................................................................23
                  6.6      Cooperation...........................................................................23
                  6.7      Access to Books and Records...........................................................23
                  6.8      Appraisal.............................................................................23
                  6.9      Buyer Conduct.........................................................................23
                  6.10     Employment Matters....................................................................24
                  6.11     Time Brokerage Agreement..............................................................24
                  6.12     Services Agreement....................................................................25

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS
                           AT CLOSING ...........................................................................25
                  7.1      Conditions to Obligations of Buyer....................................................25
                  7.2      Conditions to Obligations of Sellers..................................................26

SECTION 8.  CLOSING AND CLOSING DELIVERIES.......................................................................27
                  8.1      Closing...............................................................................27
                  8.2      Deliveries by Sellers.................................................................27
                  8.3      Deliveries by Buyer...................................................................28

SECTION 9.  TERMINATION..........................................................................................28
                  9.1      Termination by Sellers................................................................28
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
                  9.2      Termination by Buyer..................................................................29
                  9.3      Rights on Termination.................................................................30
                  9.4      Escrow Deposit........................................................................30

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
               INDEMNIFICATION; CERTAIN REMEDIES.................................................................31
                  10.1     Representations, Warranties and Covenants.............................................31
                  10.2     Indemnification by Sellers............................................................31
                  10.3     Indemnification by Buyer..............................................................32
                  10.4     Limitations...........................................................................32
                  10.5     Procedure for Indemnification.........................................................32
                  10.6     Specific Performance..................................................................33
                  10.7     Attorneys' Fees.......................................................................34

SECTION 11.  MISCELLANEOUS.......................................................................................34
                  11.1     Fees and Expenses.....................................................................34
                  11.2     Notices...............................................................................34
                  11.3     Benefit and Binding Effect............................................................35
                  11.4     Further Assurances....................................................................35
                  11.5     Governing Law.........................................................................35
                  11.6     Headings..............................................................................35
                  11.7     Gender and Number.....................................................................35
                  11.8     Entire Agreement......................................................................35
                  11.9     Waiver of Compliance; Consents........................................................36
                  11.10    Press Release.........................................................................36
                  11.11    Like-Kind Exchange....................................................................36
                  11.12    Consent to Jurisdiction...............................................................36
                  11.13    Bulk Transfer Laws....................................................................37
                  11.14    Guaranty..............................................................................37
                  11.15    Counterparts..........................................................................38
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                                LIST OF SCHEDULES
                                -----------------

              Schedule 2.2             ---       Excluded Assets

              Schedule 3.3             ---       Consents

              Schedule 3.4             ---       Licenses

              Schedule 3.5             ---       Real Property

              Schedule 3.6             ---       Tangible Personal Property

              Schedule 3.7             ---       Contracts

              Schedule 3.9             ---       Intangibles

              Schedule 3.10            ---       Insurance

              Schedule 3.12            ---       Employee Matters

              Schedule 3.14            ---       Litigation

              Schedule 3.19            ---       Cable Carriage

              Schedule 4.3             ---       Buyer Consents


                                LIST OF EXHIBITS
                                ----------------

              Exhibit A                ---       Time Brokerage Agreement

              Exhibit B                ---       Services Agreement












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DC03/201910-4

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is dated as of the 26th day of February, 1999, by and among Paxson Communications of New York-43, Inc., a Florida corporation ("Paxson-43"), Paxson New York License, Inc., a Florida corporation ("Paxson License"), (Paxson License and Paxson-43 are referred to herein individually as a "Seller" and collectively as the "Sellers"), Shop at Home, Inc., a Tennessee corporation ("Buyer"), and Paxson Communications Corporation, a Delaware corporation ("PCC"), as guarantor.

                                 R E C I T A L S

         A. Paxson-43 and Paxson License, indirect, wholly-owned subsidiaries of PCC, own and operate Television Station WBPT(TV), Bridgeport, Connecticut (the "Station"), pursuant to authorizations issued by the Federal Communications Commission (the "FCC") to Paxson License.

         B. Sellers desire to sell, and Buyer desires to buy, certain assets that are used or useful in the business or operations of the Station for the price and on the terms and conditions set forth in this Agreement.

         C. If so elected by Sellers, subject to the terms and conditions of this Agreement, Sellers may enter into an exchange agreement with an Intermediary (as defined below) providing that the sale and purchase of some or all of the assets described herein be effected in a transaction that will qualify, to the extent permissible, as a "like-kind exchange" under Section 1031 of the Code (as defined below).

                               A G R E E M E N T S

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Sellers, intending to be bound legally, agree as follows:

SECTION 1. DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Sellers, as of the Closing Date, to payment for the sale of advertising or programming time on the Station by Sellers prior to the Closing Date, it being understood that "Accounts Receivable" shall not include any amounts payable to Sellers by Buyer pursuant to the Time Brokerage Agreement.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts listed in SCHEDULE 3.7 and
(ii) all Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all agreements (including any amendments and other modifications thereto) to which either Seller is a party and which relate to or affect the business or operations of the Station, other than the Time Brokerage Agreement, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by either Seller between the date of this Agreement and the Closing Date, but excluding any of the foregoing that are included in the Excluded Assets.

         "Escrow Agent" means First Union National Bank.

         "Escrow Agreement" means the Escrow Agreement dated as of February 5, 1999, among Buyer, Sellers and the Escrow Agent.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means one or more actions of the FCC granting its consents to the assignments of the FCC Licenses to Buyer as contemplated by this Agreement.


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         "FCC Licenses" means all Licenses issued by the FCC to Paxson License in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by either Seller or under which either Seller is licensed or franchised and which are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding any of the foregoing that are included in the Excluded Assets.

         "Intermediary" means an escrow agent or other person or entity serving as a "qualified intermediary" under United States Treasury Regulations promulgated pursuant to Section 1031 of the Code.

         "Licenses" means all licenses, permits, and other authorizations issued to either Seller by the FCC, the Federal Aviation Administration (the "FAA"), if any, or any other federal, state, or local governmental authorities in connection with the conduct of the business or operations of the Station, together with, (i) any additions thereto between the date of this Agreement and the Closing Date and (ii) any and all applications for modification or renewal thereof.

         "Material Adverse Effect" means a material adverse effect on the Assets taken as a whole or the business of the Station taken as a whole, as currently conducted; provided that the foregoing shall not include any material adverse effect arising out of (i) factors affecting the television broadcasting industry generally, (ii) general national, regional or local economic conditions, (iii) governmental or legislative laws, rules or regulations, or (iv) actions or omissions of Buyer or its agents.

         "Permitted Liens" means liens for taxes and assessments not yet due and payable, mechanics' and other statutory liens created in the ordinary course of business that secure obligations not delinquent, restrictions or rights of governmental authorities under applicable law



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and liens, restrictions, easements and other encumbrances on the Real Property that do not materially affect the use or value of the Real Property.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means Sellers' interests in real property that are set forth on SCHEDULE 3.5 hereto.

         "Services Agreement" means the Services Agreement attached hereto as EXHIBIT B to be entered into by Paxson-43 and Buyer in accordance with Section
6.12 hereof.

         "Tangible Personal Property" means the equipment, tools, leasehold improvements, office equipment, inventory, spare parts, and other tangible personal property set forth on SCHEDULE 3.6 hereto, less any retirements or depositions thereof made in the ordinary course of business or in connection with the acquisition of equivalent replacement property.

         "Time Brokerage Agreement" means the Time Brokerage Agreement attached hereto as EXHIBIT A to be entered into by Buyer and Sellers in accordance with
Section 6.11 hereof and pursuant to which, among other things, Buyer shall provide programming for broadcast on the Station.

SECTION 2. PURCHASE AND SALE OF ASSETS

         2.1 AGREEMENT TO SELL AND BUY. Subject to the terms and conditions set forth in this Agreement, Sellers hereby agree to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, all of Sellers' rights, title and interest in and to the following tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Station, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Liens), including the following:

         (a) The Tangible Personal Property;

         (b) The Real Property;

         (c) The Licenses;

         (d) The Assumed Contracts;

         (e) The Intangibles and the goodwill of the Station, if any;

         (f) The Accounts Receivable;

         (g) All of Sellers' proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, relating to the business and operation of the Station; and

         (h) All of Sellers' books and records relating to the business or operations of the Station, other than those described in Section 2.2(b), including all records required by the FCC to be kept by the Station.

     2.2 EXCLUDED ASSETS. The Assets shall exclude the following assets (the "Excluded Assets"):

         (a) Sellers' cash on hand as of the Closing and all other cash in any of Sellers' bank or savings accounts; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

         (b) All books and records that either Seller is required by law to retain, that pertain to either Seller's organization or other internal matters and all tax records;

         (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements;

         (d) Claims of either Seller with respect to matters occurring prior to the Closing Date;

         (e) Rights to the name "Paxson," "PAX" or any logo, variation or derivation thereof, and the call sign "BPT";

         (f) Prepaid expenses for which Sellers do not receive a credit under
Section 2.3(b) hereof and deposits to the extent not reflected in the adjustments made pursuant to Section 2.3(b) hereof;

         (g) All of the equipment and other tangible personal property and leasehold and other real property interests relating to the Station which are not located at the Station's transmitter site;

         (h) All assets or property of Sellers not related to the Station; and

         (i) All other property listed on SCHEDULE 2.2 hereto.




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         2.3 PURCHASE PRICE.

                  (a) PURCHASE PRICE. The Purchase Price for the Assets shall be Twenty-One Million Dollars ($21,000,000), adjusted as provided in Sections 2.3(b) and (d) below.

                  (b) PRORATIONS. The Purchase Price shall be increased or decreased as required to effectuate the proration of the revenues and expenses of the Station, other than expenses for which Buyer is obligated to reimburse Sellers under the Time Brokerage Agreement. All revenues and all expenses arising from the operation of the Station, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), programming fees and expenses, employee compensation, including wages and accrued vacation and sick leave for all employees of Sellers who become employees of Buyer, annual regulatory fees imposed by the FCC and similar prepaid and deferred items, shall be prorated between Buyer and Sellers in accordance with GAAP and the principle that Sellers shall be entitled to all revenues and shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date (subject to reimbursement by Buyer pursuant to the Time Brokerage Agreement) and Buyer shall be entitled to all revenues and shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Sellers shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

                  (c) MANNER OF DETERMINING PRORATIONS ADJUSTMENTS.

                           (i) Any adjustments pursuant to Section 2.3(b) will,
insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment by the appropriate party occurring as set forth below. Sellers shall prepare and deliver to Buyer not later than five (5) days before the Closing Date a preliminary settlement statement which shall set forth Sellers' good faith estimate of the prorations under Section 2.3(b). The preliminary settlement statement shall contain all information reasonably necessary to determine the prorations under Section 2.3(b), including appropriate supporting documentation and such other information as may be reasonably requested by Buyer, to the extent such prorations can be determined or estimated as of the date of the preliminary settlement statement and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                           (ii) Not later than ninety days after the Closing
Date, Buyer shall deliver to Sellers a statement setting forth Buyer's determination of any changes to the prorations




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




made at the Closing pursuant to Section 2.3(b). Buyer's statement (A) shall contain all information reasonably necessary to determine the prorations to the Purchase Price under Section 2.3(b), including appropriate supporting documentation, and such other information as may be reasonably requested by Sellers, and (B) shall be certified by an officer (but without personal liability to such officer) on behalf of Buyer to be true and complete to Buyer's knowledge. Sellers (and their authorized representatives) shall have the right to visit the Station during normal business hours to verify and review such documentation upon providing reasonable notice to Buyer (such access not to unreasonably interfere with the business or operations of the Station). If Sellers dispute the prorations determined by Buyer pursuant to Section 2.3(b), they shall deliver to Buyer within fifteen days after their receipt of Buyer's statement a statement setting forth their determination of such prorations. If Sellers notify Buyer of their acceptance of Buyer's statement, or if Sellers fail to deliver their statement within the fifteen-day period specified in the preceding sentence, Buyer's determination of such adjustments and prorations shall be conclusive and binding on the parties as of the last day of such fifteen-day period.

                  (iii) Buyer and Sellers shall use good faith efforts to resolve any dispute involving the determination of the prorations pursuant to
Section 2.3(b) in connection with the Closing. If the parties are unable to resolve any dispute within fifteen days following the delivery to Buyer of the statement described in the penultimate sentence of Section 2.3(c)(ii), Buyer and Sellers shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve such dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court referred to in Section 11.12 hereof. Any fees of the accountant, and, if necessary, for arbitration to select such accountant, shall be split equally between the parties.

         (d) CABLE HOMES ADJUSTMENT. If the Station's programming is provided to less than 900,000 cable television system or other multichannel video programming service provider customers ("Cable Homes") as of the Closing Date, as determined pursuant to Section 2.3(e)(i) below, the Purchase Price payable to Sellers at Closing shall be reduced by an amount equal to the product of (x) the difference between 900,000 and the number of Cable Homes to which the Station's programming is provided as of the Closing Date and (y) Twenty-Two Dollars ($22.00) (such product is the "Cable Homes Closing Holdback"). If the Station's programming is provided to less than 900,000 Cable Homes as of the Closing Date, as determined pursuant to Section 2.3(e)(i) below, Buyer shall, on the Closing Date, pay to Sellers in accordance with Section 2.4 the Purchase Price less the amount of the Cable Homes Closing Holdback and deposit with the Escrow Agent by federal wire transfer of same-day funds the




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

amount of the Cable Homes Closing Holdback. All such funds deposited with the Escrow Agent and all interest and other proceeds earned thereon (the "Closing Escrow Fund") shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

                  (i) If the Station's programming is provided to 900,000 or more Cable Homes, as determined pursuant to Section 2.3(e)(ii) below, as of any date (the "Interim Disbursement Date") during the period commencing on the Closing Date , Buyer and Sellers shall jointly instruct the Escrow Agent no later than two (2) business days following the Interim Disbursement Date to disburse to Sellers all amounts held by the Escrow Agent, including the entire amount of the Cable Homes Closing Holdback and all interest or other proceeds earned thereon.

                  (ii) Subject to subsection (iii) below, if the total number of Cable Homes to which the Station's programming is provided as of the date that is 180 days after the Closing Date (the "Holdback Deadline") is more than the number of Cable Homes to which the Station's programming was provided on the Closing Date but less than 900,000 (such total is the "Holdback Deadline Total"), as determined pursuant to Section 2.3(e)(iii) below, Buyer and Sellers shall jointly instruct the Escrow Agent no later than two (2) business days following the Holdback Deadline to:

                           (A) disburse to Sellers from the Closing Escrow Fund an amount equal to the sum of (1) the product of (x) the difference between the Holdback Deadline Total and the number of Cable Homes to which the Station's programming was provided as of the Closing Date and
         (y) Twenty-Two Dollars ($22.00) and (2) the portion of the interest earned on the Closing Escrow Fund as of the Holdback Deadline that is allocable to the amount to be disbursed to Sellers pursuant to this clause (A); and

                           (B) disburse to Buyer the balance of the Closing Escrow Fund after the disbursement described in clause (A) immediately above.

                  (iii) Notwithstanding the requirements of Section 2.3(d)(ii) above, if on the Holdback Deadline the sum of (x) the number of Cable Homes to which the Station's programming is provided as of the Holdback Deadline and (y) the number of Cable Homes covered by a decision issued by the FCC on or before the Holdback Deadline that modifies the Station's broadcast market for purposes of the mandatory signal carriage provisions of the Cable Television Consumer Protection and Competition Act of 1992 to include additional communities within such broadcast market (a "Favorable Market Modification Decision") equals or exceeds 900,000, as determined pursuant to Section 2.3(e)(iii) below, regardless of whether the Station's programming is provided as of the Holdback Deadline to the Cable Homes covered by the Favorable Market Modification Decision, the amount of the Cable Homes Closing Holdback and all interest or other proceeds earned thereon shall be retained by the Escrow Agent and shall be disbursed as follows:

                           (A) If the Station's programming is not provided to 900,000 or more Cable Homes, as determined pursuant to Section 2.3(e)(iv), as of the date that is 180 days after the Holdback Deadline (the "Final Disbursement Date"), but is provided to more Cable Homes than the number of Cable Homes to which the Station's programming was provided on the Closing Date, the funds held by the Escrow Agent shall be disbursed in accordance with the procedure set out in Section 2.3
         (d)(ii) (except that, for the purpose of this Section 2.3(d)(iii)(A), each reference in Section 2.3(d)(iii) to the "Holdback Deadline" shall be deemed to be a reference to the "Final Disbursement Date"); and

                           (B) If, during the period between the Holdback Deadline and the Final Disbursement Date, the FCC issues a decision that reverses the Favorable Market Modification Decision and such decision becomes a Final Order, the date such decision becomes a Final Order shall be considered the Final Disbursement Date and the funds held by the Escrow Agent shall be disbursed to the parties in accordance with the procedures established in Section 2.3(d)(ii) above (except that, for the purpose of this Section 2.3(d)(iii)(B), each reference in Section 2.3(d)(iii) to the "Holdback Deadline" shall be deemed to be a reference to the "Final Disbursement Date").

                  (iv) If the FCC issues the Favorable Market Modification Decision prior to the Holdback Deadline and the provisions of Section 2.3(d)(iii) above become applicable, Buyer will use its best efforts to exercise its carriage rights on the cable systems in the communities covered by the Favorable Market Modification Decision.

                  (v) Neither Buyer nor any affiliate, employee or agent of Buyer shall enter into any agreement or arrangement, written or oral, or initiate or entertain any discussions regarding any such agreement or arrangement, that prevents, limits or delays Buyer's ability to increase the number of Cable Homes to which the Station's programming is provided during the period commencing on the date of this Agreement and ending on the Final Disbursement Date.

                  Notwithstanding any provision of this Agreement to the contrary, Sellers' shall be permitted to negotiate and enter one or more into contracts regarding carriage of the Station's programming by cable television systems and other multichannel video service providers, so long as Buyer is not obligated under the terms of such contracts to make any payments to such systems or providers to obtain or maintain such carriage (collectively, the "Carriage Agreements"). If Sellers shall have entered into one or more Carriage Agreements prior to the Closing Date, Buyer shall assume, effective as of the Closing Date, Sellers' obligations thereunder, to the extent such obligations are to be performed on or after the Closing Date. At Sellers' request, Buyer shall enter into any Carriage Agreement that Sellers have negotiated during the period commencing on the Closing Date and ending on the Final Disbursement Date.

                  Upon any reasonable request of Sellers, Buyer shall, on a timely basis, (i) oppose any request for administrative or judicial reconsideration, review, appeal or stay of any Favorable Market Modification Decision, (ii) file and prosecute all requests for administrative or judicial reconsideration, review, appeal or stay of any decision by the FCC to refuse to modify the Station's broadcast market for purposes of the mandatory signal carriage provisions of the Cable Television Consumer Protection Competition Act of 1992 and (iii) file and prosecute any Complaint or other pleading permitted to be filed with the FCC for the purpose of requiring cable television systems or other multichannel video service program providers to carry the Station's programming (a "Complaint") and any request for administrative or judicial reconsideration, review, appeal or stay of any action taken by the FCC with respect to any Complaint. Sellers' shall be permitted to participate in and control, at Sellers' sole expense, to the fullest extent permitted by the Act and the rules, regulations and policies of the FCC, the proceedings described in clauses (i), (ii) and (iii) above.

         (e) MANNER OF DETERMINING CABLE HOMES ADJUSTMENT.

                  (i) Sellers shall prepare and deliver to Buyer not later than five (5) days before the Closing Date a statement which shall set forth Sellers' good faith estimate of the number of Cable Homes to which the Station's programming is provided as of the Closing Date. The statement shall contain appropriate supporting documentation and such other information as may be reasonably requested by Buyer and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                  (ii) Sellers shall prepare and deliver to Buyer not later than five (5) days before the Interim Disbursement Date a statement which shall set forth Sellers' good faith estimate of the number of Cable Homes to which the Station's programming is provided as of the Interim Disbursement Date. The statement shall contain appropriate supporting documentation and such other information as may be reasonably requested by Buyer and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                  (iii) Sellers shall prepare and deliver to Buyer not later than five (5) days before the Holdback Deadline a statement which shall set forth Sellers' good faith estimate of the number of Cable Homes to which the Station's programming is provided as of the Holdback Deadline and which are covered by a Favorable Market Modification Decision. The statement shall contain appropriate supporting documentation and such other information as may be reasonably requested by Buyer and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                  (iv) Sellers shall prepare and deliver to Buyer not later than five (5) days before the Final Disbursement Date a statement which shall set forth Sellers' good faith estimate of the number of Cable Homes to which the Station's programming is provided as of the Final Disbursement Date. The statement shall contain appropriate supporting documentation and such other information as may be reasonably requested by Buyer and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                  (v) Buyer and Sellers shall use good faith efforts to resolve any dispute involving the determination of the adjustment pursuant to Section 2.3(d). If the parties are unable to resolve any dispute within fifteen (15) days following the delivery to Buyer of the statements described in Sections 2.3(e)(i), (ii), (iii) and (iv), Buyer and Sellers shall jointly designate an independent certified public accountant, who should be knowledgeable and experienced in the operation of television broadcasting stations and cable television systems, to resolve such dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court referred to in Section 11.12 hereof. Any fees of the accountant, and, if necessary for arbitration to select such accountant, shall be split equally between the parties.

         2.4 PAYMENT OF PURCHASE PRICE. The Purchase Price, as adjusted under Sections 2.3(b) and (d), shall be paid by Buyer to Sellers at Closing by federal wire transfer of same-day funds pursuant to wire instructions delivered by Sellers to Buyer at least two business (2) days prior to the Closing Date.

         2.5 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities (a) under the Licenses and the Assumed Contracts insofar as they relate to the period on and after the Closing Date, (b) with respect to which an adjustment to the Purchase Price is made in favor of Buyer pursuant to Section 2.3(b), (c) to any former employee of Sellers who is hired by Buyer insofar as such obligations and liabilities relate to the period on and after the Closing Date, and (d) arising out of the business or operations of the Station on and after the Closing Date. Buyer shall not assume any other obligations or liabilities of Sellers, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Licenses or Assumed Contracts relating to the period prior to the Closing Date, (iii) any claims, litigation or proceedings relating to Sellers' operation of the Station prior to the Closing, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements not assumed by Buyer, and (v) any obligations or liabilities of Sellers under any employee pension or retirement plan or collective bargaining agreement (all of the foregoing are referred to hereinafter collectively as the "Seller Retained Liabilities"). All Seller Retained Liabilities shall remain and be the obligations and liabilities solely of Sellers.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Buyer as set forth below.

         3.1 ORGANIZATION, STANDING, AND AUTHORITY. Sellers are corporations duly organized, validly existing, and in good standing under the laws of the State of Florida. Paxson-31 is duly qualified as a foreign corporation and is in good standing in the States of Connecticut, New York and New Jersey. Each Seller has all requisite corporate power and authority (i) to own, lease, and use those Assets that are owned, leased and used by it, as now owned, leased, and used,
(ii) to conduct the business and operations of the Station as now conducted, and
(iii) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such Seller hereunder.

         3.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery, and performance by Sellers of this Agreement and the documents contemplated hereby have been duly authorized by all necessary corporate actions on the part of Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid, and binding obligation of Sellers, enforceable against them in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the FCC Consent, the Consents listed on SCHEDULE 3.3 and applicable requirements under the HSR Act (as defined below), the execution, delivery, and performance by Sellers of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party, except for such consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect; (ii) will not conflict with any provision of the organizational documents of Sellers;
(iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under, any material agreement, instrument, license, or permit to which either Seller is a party or by which either Seller may be bound, including, without limitation, any agreement to sell the Assets to Cuchifritos Communications, L.L.C.

         3.4 GOVERNMENTAL LICENSES. SCHEDULE 3.4 includes true and complete copies of all material Licenses, including FCC Licenses and those issued by the FAA, if any. All FCC Licenses have been validly issued, and Paxson License is the authorized legal holder thereof. The FCC Licenses included in SCHEDULE 3.4 comprise all of the material licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business and operations of the Station in the manner and to the extent they are now conducted. The FCC Licenses are in full force and effect, and the conduct of the business and operations of the Station is in compliance therewith except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. Notwithstanding any provision in this Agreement to the contrary, Sellers make no representation or warranty regarding the fitness or suitability of the Station's existing facilities, including the existing transmitter site, for the Station's DTV operations.

         3.5 TITLE TO AND CONDITION OF REAL PROPERTY. SCHEDULE 3.5 contains an accurate description of the Real Property. With respect to the leasehold interest included in the Real Property, so long as Sellers fulfill their obligations under the lease therefor, Sellers have enforceable rights to nondisturbance and quiet enjoyment. All towers, guy anchors, and buildings and other improvements included in the Assets are located entirely on the Real Property listed in SCHEDULE 3.5. Sellers have delivered to Buyer true and complete copies of all leases pertaining to the Real Property. All Real Property (including the improvements thereon) (i) is in good condition and repair in all material respects consistent with its present use (wear and tear excepted), (ii) is available for immediate use in the conduct of the business and operations of the Station as currently conducted, and (iii) complies with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect.

         3.6 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as described in SCHEDULE 3.6, Sellers own and have good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Sellers is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Liens and liens set forth on SCHEDULE 3.6 hereto. Each item of Tangible Personal Property is available for immediate use in the business and operations of the Station as currently conducted. All items of transmitting equipment included in the Tangible Personal Property (i) have been maintained in all material respects in a manner consistent with generally accepted standards of good engineering practice, and (ii) will permit the Station to operate in material compliance with the terms of the FCC Licenses, the Communications Act of 1934, as amended (the "Act") as well as the rules, regulations and published policies of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         3.7 ASSUMED CONTRACTS. Sellers have delivered to Buyer true and complete copies of all Contracts listed on SCHEDULE 3.7. All of the Assumed Contracts are in full force and effect.

Sellers are in material compliance with the Assumed Contracts, and, to Sellers' knowledge, there is not under any Assumed Contract any material default by any other party thereto or any event that, after notice or lapse of time or both, could constitute a material default. Except for the need to obtain the Consents listed in SCHEDULE 3.3, Sellers have full legal power and authority to assign their rights under the Assumed Contracts to Buyer in accordance with this Agreement.

         3.8 BROKER. Neither Sellers nor any person acting on Sellers' behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for fees payable to Communications Equity Associates and Media Ventures Partners, which shall be the sole responsibility of Sellers.

         3.9 INTANGIBLES. SCHEDULE 3.9 is a true and complete list of all material Intangibles (exclusive of those listed in SCHEDULE 3.4), all of which are valid and in good standing and uncontested. Sellers have delivered to Buyer copies of all documents establishing or evidencing all material Intangibles. To Sellers' knowledge, neither Seller is infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons.

         3.10 INSURANCE. SCHEDULE 3.10 sets forth all policies of insurance covering the Assets and such policies are in full force and effect.

         3.11 REPORTS. All material returns, reports, and statements required to be filed by Sellers with respect to the Station with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Sellers and the Station have been complied with by Sellers in all material respects. All of such returns, reports, and statements are complete and correct as filed in all material respects. Sellers have paid to the FCC all annual regulatory fees required to be paid by Sellers with respect to the FCC Licenses. The local public inspection file required to be maintained by the Station has been maintained in all material respects with the requirements of Section 73.3526 of the FCC's Rules.

         3.12 PERSONNEL.

         (a) EMPLOYEES AND COMPENSATION. SCHEDULE 3.12 contains a true and complete list in all material respects of all employees of Sellers who are employed at the Station, their job titles, date of hire and current salary.
SCHEDULE 3.12 also contains a description as of the date of this Agreement of all employee benefit plans or arrangements applicable to Sellers' employees at the Station. All employee benefits and welfare plans or arrangements listed in
SCHEDULE 3.12 were established and have been executed, managed and administered in all material respects in accordance with the Internal Revenue Code of 1986, as amended, the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Sellers are not aware of the existence of any governmental audit or examination of any of such plans or arrangements.

         (b) LABOR RELATIONS. Neither Seller is a party to or subject to any collective bargaining agreements with respect to the Station. Sellers have no written contracts of employment with any employee of the Station. Sellers have complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes. No labor union or other collective bargaining unit represents or to Sellers' knowledge, claims to represent any of Sellers' employees at the Station. To Sellers' knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to Sellers' employees at the Station.

     3.13 TAXES. Sellers have filed or caused to be filed all federal, state and local income tax returns required to be filed by Sellers and have paid or accrued all taxes shown on those returns to the extent such taxes have become due, except where the failure to file such returns or pay or accrue such taxes does not result in a lien on the Assets or in the imposition of transferee liability on Buyer for the payment of such taxes. There are no proceedings pending pursuant to which Sellers are or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Assets or as operator of the Station following the Closing, and, to Sellers' knowledge, no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Sellers.

     3.14 CLAIMS AND LEGAL ACTIONS. Except for any FCC rulemaking proceedings generally affecting the broadcasting industry, including, without limitation, the FCC rulemaking identified as In the Matter of Advanced Television Systems, MM Docket No. 87-268 and any related or subsequent FCC or court proceeding, or as listed on SCHEDULE 3.14 attached hereto, there is no material claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any material order, decree or judgment pending or, to Sellers' knowledge, threatened, against Sellers with respect to their ownership or operation of the Station or otherwise relating to the Assets.

     3.15 ENVIRONMENTAL MATTERS.

         (a) With respect to their operation of the Station, Sellers are in compliance in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, and Sellers have received no written notice of a charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice having been filed or commenced against Sellers in connection with their operation of the Station alleging any failure to comply with any such law, rule, or regulation.

         (b) To Sellers' knowledge, Sellers have no material liability relating to their operation of the Station under any law, rule or regulation of any federal, state, or local government (or agency thereof) concerning the release or threatened release of hazardous substances, pollution or protection of the environment.

         (c) To Sellers' knowledge, in connection with Sellers' operation of the Station, Sellers hold and are in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     3.16 COMPLIANCE WITH LAWS. Sellers are in material compliance with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership or operation by Sellers of the Station. Neither the ownership or operation of the Assets by Sellers conflicts in any material respect with the rights of any other person or entity.

     3.17 CONDUCT OF BUSINESS IN ORDINARY COURSE. Sellers have conducted the business and operations of the Station in the ordinary course of business consistent with past practices in all material respects and have not:

         (a) Made any sale, assignment, lease, or other transfer of the Station's properties other than obsolete assets no longer used in the operation of the Station or other assets sold or disposed of in the normal and usual course of business with suitable replacements being obtained therefor;

         (b) Canceled any debts owed to or claims held by Sellers with respect to the Station, except in the normal and usual course of business; or

         (c) Suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable of the Station, except in the normal and usual course of business.

     3.18 INSOLVENCY. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting either Sellers or any of the Assets is pending or, to Sellers' knowledge, threatened, and Sellers have not made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

     3.19 CABLE CARRIAGE. SCHEDULE 3.19 annexed hereto sets forth, to Sellers' knowledge, a correct and complete list in all material respects of all cable television systems that carry the Station's signal on the date hereof under the FCC's "must carry" rules or under agreements implementing such rules.

     3.20 DISCLAIMER. Except for the foregoing representations and warranties specifically set forth in Sections 3.1 through 3.19, and the representations and warranties in the Certificate to be delivered by Sellers pursuant to Section 8.2(c), the Assets are being transferred by Sellers to Buyer without any representation or warranty, all other representations and warranties of any kind, either express or implied, including warranties of fitness, being hereby expressly disclaimed. Without limiting the generality of the foregoing, Buyer acknowledges that neither Sellers nor any director, officer, employee or agent of Sellers has made any warranty or representation, express or implied, as to the revenue or income to be derived from the Station or the expenses to be incurred with respect thereto.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

     4.1 ORGANIZATION, STANDING, AND AUTHORITY. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and, as of the Closing Date, will be duly qualified as a foreign corporation and in good standing in the State of Connecticut and each other jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Station. Buyer has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder.

     4.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby have been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

     4.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the FCC Consent, the Consents listed on SCHEDULE 4.3 and applicable requirements under the HSR Act, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party except for such consents the failure of which to obtain could not reasonably be expected to have a material adverse effect on the performance by Buyer of its obligations hereunder; (ii) will not conflict with the organizational documents of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under, any material agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

     4.4 BROKER. Neither Buyer nor any person acting on Buyer's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

     4.5 BUYER QUALIFICATIONS. Buyer is, and as of the Closing will be, legally, financially and otherwise qualified to perform its obligations hereunder and to be the licensee of and to acquire, own and operate the Station under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. Buyer knows of no fact that would disqualify Buyer as assignee of the FCC Licenses or as the owner and operator of the Station. To Buyer's knowledge, no waiver of any FCC rule or policy is required for the grant of the FCC Consent.

     4.6 FINANCING. Buyer currently has and will have on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby. Buyer acknowledges that the availability of any financing shall not be a condition to its obligation to consummate the transactions contemplated hereby at the Closing, or to any of its other obligations hereunder.

     4.7 INSOLVENCY. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer is pending or, to Buyer's knowledge, threatened, and Buyer has not made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

SECTION 5. OPERATION OF THE STATION PRIOR TO CLOSING

     5.1 GENERALLY. Subject to the provisions of the Time Brokerage Agreement, Sellers agree that, between the date of this Agreement and the Closing Date, Sellers shall operate the Station in all material respects in the ordinary course of business in accordance with their past practices (except where such conduct would conflict with the following covenants or with Sellers' other obligations under this Agreement or the Time Brokerage Agreement), and in accordance with the other covenants in this Section 5; it being expressly understood by Buyer that any action taken or failed to be taken by Sellers pursuant to the Time Brokerage Agreement shall not constitute a breach or default by Sellers of their obligations hereunder, notwithstanding any provision hereof to the contrary.

     5.2 COMPENSATION. Sellers shall not increase in any material respect the compensation, bonuses, or other benefits payable or to be payable to any person employed by Sellers in connection with the conduct of the business or operations of the Station, except in accordance with past practices.

     5.3 CONTRACTS. Sellers will not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, amend any Assumed Contract or enter into any contract or commitment relating to the Station that will be binding on Buyer after Closing.

     5.4 DISPOSITION OF ASSETS. Sellers shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value.
Notwithstanding the foregoing, the expiration by their terms of Contracts prior to Closing shall not be deemed a violation of this Agreement.

     5.5 ENCUMBRANCES. Sellers shall not create or assume any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens disclosed on SCHEDULE 3.5 or
SCHEDULE 3.6, which liens shall be removed on or prior to the Closing Date and
(ii) Permitted Liens.

     5.6 FCC LICENSES. Sellers shall not cause or permit, by any act or failure to act, any material FCC License to expire or to be revoked, suspended, or modified in any materially adverse respect, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or materially adverse modification of any material FCC License. Sellers shall prosecute the Station's pending renewal application with all reasonable diligence.

     5.7 ACCESS TO INFORMATION. Sellers shall give Buyer and its authorized representatives access, during normal business hours and with reasonable prior notice, to the Assets and to all other books, records, Contracts, and documents relating to the Station for the purpose of audit and inspection, so long as such audit and inspection do not unreasonably interfere with the business and operations of the Station.

     5.8 MAINTENANCE OF ASSETS. Sellers shall use commercially reasonable efforts to maintain the Assets in good condition (ordinary wear and tear excepted). Sellers shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Sellers shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Sellers shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

     5.9 INSURANCE. Sellers shall maintain the existing insurance policies on the Station and the Assets through the Closing Date.

     5.10 CONSENTS. Sellers shall use commercially reasonable efforts to obtain the Consents without any change in the terms or conditions of any Assumed Contract or License that could be materially less advantageous to the Station than those pertaining under the Assumed Contract or License as in effect on the date of this Agreement; PROVIDED, HOWEVER, that Sellers' failure to obtain any Consent shall not constitute a breach of this Agreement so long as Sellers shall have used commercially reasonable efforts to obtain such Consent. Sellers shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Buyer shall use commercially reasonable efforts to assist Sellers in obtaining the Consents, including, without limitation, executing such assumption instruments and other documents as may be reasonably required in connection with obtaining the Consents.

     5.11 CABLE CARRIAGE. Sellers shall take any and all commercially reasonable actions, and not fail to take any commercially reasonable actions, to preserve the Station's carriage on the cable television systems identified in SCHEDULE
3.19. Paxson License shall prosecute with all reasonable diligence the Petition for Special Relief filed by Paxson License with the FCC on January 5, 1999, concerning the proposed modification of the Station's television market (identified as item 2 on SCHEDULE 3.14).

     5.12 NOTICE OF PROCEEDINGS. Sellers will promptly notify Buyer (and in any event within five (5) business days) upon receipt of notice of any actual or threatened material claim, dispute, arbitration, litigation, complaint, judgment, order, decree, action or proceeding relating to Sellers, the Station, the Assets, or the consummation of this Agreement, other than FCC rulemaking proceedings generally affecting the broadcasting industry.

     5.13 CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, neither Sellers nor Buyer shall disclose to third parties (except to their respective agents and representatives, who will be bound by this section) any information designated as confidential and received from the other or its agents in the course of investigating, negotiating, and consummating the transactions contemplated by this Agreement: provided, that no information shall be deemed to be confidential that (a) becomes publicly known or available other than through disclosure by the disclosing party; (b) is rightfully received by the disclosing party from a third party; or (c) is independently developed by the disclosing party. All originals of all material designated as confidential provided by either party or its agents shall be returned and all copies thereof shall be destroyed.

     5.14 PERFORMANCE UNDER ASSUMED CONTRACTS. Sellers will perform in all material respects their obligations under, and keep in effect, the Assumed Contracts.

     5.15 BOOKS AND RECORDS. Sellers shall maintain their books and records relating to the Station in all material respects in accordance with past practices.

     5.16 NOTIFICATION. Sellers shall promptly notify Buyer in writing of any material breach of Sellers' representations and warranties contained in Section 3 of this Agreement.

     5.17 COMPLIANCE WITH LAWS. Sellers shall comply in all material respects with all laws, published policies, rules, and regulations applicable or relating to the ownership or operation by Sellers of the Station.

     5.18 CURE. For all purposes under this Agreement, except in connection with a failure by Buyer to pay the Purchase Price on the Closing Date, the existence or occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of Sellers or Buyer under this Agreement (including, without limitation, in the case of Sellers, under the information disclosed in the Schedules hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or before 10 days after the receipt by such party of written notice thereof from the other party.

SECTION 6. SPECIAL COVENANTS AND AGREEMENTS

     6.1 FCC CONSENT.

         (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

         (b) Sellers and Buyer shall file an appropriate application for the FCC Consent within five (5) business days from the date hereof (the "Application"). The parties shall prosecute the Application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain a grant of the Application as expeditiously as practicable. Each party will promptly provide the other party with copies of any pleadings or other documents received by such party (that are not also separately provided to or served upon such other party) with respect to the Application. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Sellers shall cooperate with each other and otherwise employ commercially reasonable efforts to oppose any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by any party of its rights under Section 9.

     6.2 HSR ACT. As soon as practicable after the execution hereof but in no event later than ten business days after the execution hereof, each of Buyer and Sellers shall make, to the extent required, all filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Buyer and Sellers agree to (i) cooperate with each other in connection with all such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (ii) promptly file, after any request by the Federal Trade Commission ("FTC") or Department of Justice ("DOJ") and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (iii) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ. The transfer of the Assets hereunder is expressly conditioned upon the waiting period relating to any such filings having duly expired or been terminated by the appropriate government agencies without the enforcement of any action by any such agencies to restrain or postpone the transactions contemplated hereby.

     6.3 CONTROL OF THE STATION. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the programs, employees, and policies of the Station, shall be the sole responsibility of Sellers until the Closing.

     6.4 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause, other than as a result of any action or omission of Buyer or any of its agents, shall be borne by Sellers at all times prior to the Closing.

     6.5 CONFIDENTIALITY. Except as necessary for the consummation of the transaction contemplated by this Agreement, and except as and to the extent required by law or any securities exchange, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

     6.6 COOPERATION. Buyer and Sellers shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Sellers shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Buyer shall have no obligation to agree to any material adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

     6.7 ACCESS TO BOOKS AND RECORDS. Sellers shall provide Buyer reasonable access and the right to copy for a period of three years from the Closing Date any books and records relating to the assets that are not included in the Assets. Buyer shall provide Sellers reasonable access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets.

     6.8 APPRAISAL. Unless they can otherwise agree, Buyer and Sellers agree to allocate the Purchase Price for tax and recording purposes in accordance with an appraisal to be completed as soon as practicable but in no event later than 90 days following Closing. The appraisal shall be conducted by an appraisal firm with experience in the valuation of television station assets selected by Sellers and Buyer. The appraisal shall be reasonably satisfactory to Sellers and Buyer. Buyer and Sellers shall each pay one-half the cost of such appraisal.

     6.9 BUYER CONDUCT. Buyer shall take no action or fail to take any action that would (a) disqualify Buyer from being the licensee of the Station under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC or (b) prevent Buyer from otherwise fulfilling its obligations to pay the entire Purchase Price on the Closing Date.

     6.10 EMPLOYMENT MATTERS.

         (a) Buyer shall not be obligated to employ any of Sellers' employees and any such employment by Buyer shall be at its sole discretion and subject to the terms of this Section 6.10, shall be on terms, conditions and policies of employment established by Buyer; PROVIDED, HOWEVER, that Buyer shall not have the right to employ any person designated on SCHEDULE 3.12 as an employee to be retained by Sellers.

         (b) Within a reasonable period of time after the Closing Date, Sellers shall transfer from the Paxson Communications Corporation 401(k) Retirement Plan (the "Sellers 401(k) Plan") to any 401(k) plan established by Buyer an amount, in cash, equal to the aggregate account balances held in the Sellers 401(k) Plan as of the date of transfer with respect to all employees of Sellers hired by Buyer (each a "Hired Employee"). Prior to the date of any such transfer, and as preconditions thereto: (i) Buyer shall use commercially reasonable efforts to deliver to Sellers a copy of the most recently issued Internal Revenue Service ("IRS") determination letter (or other proof satisfactory to counsel for Sellers) that the Buyer's 401(k) Plan is qualified under the Internal Revenue Code (the "Code"), and (ii) Sellers shall use commercially reasonable efforts to deliver to Buyer a copy of the most recently issued IRS determination letter (or other proof satisfactory to counsel for the Buyer) that the Sellers 401(k) Plan is qualified under the Code. Subsequent to the transfer of assets to the Buyer's 401(k) Plan, neither Sellers nor the Sellers 401(k) Plan shall retain any liability with respect to such Hired Employees to provide them with benefits in accordance with the terms of the Sellers 401(k) Plan. Sellers and Buyer agree to cooperate with respect to any government filing, including, but not limited to, the filing of IRS Forms 5310-A, if necessary, to effect the transfer of assets contemplated by this Section 6.10(d).

         (c) This Section 6.10 shall operate exclusively for the benefit of the parties to this Agreement and is not intended for the benefit of any other person, including, without limitation, any current or former employee of any party hereto.

     6.11 TIME BROKERAGE AGREEMENT. Subject to the expiration or termination of the waiting period under the HSR Act, if applicable, without any unresolved action by the DOJ or FTC to prevent the commencement of the Time Brokerage Agreement, Buyer and Sellers shall enter into the Time Brokerage Agreement upon no less than 10 business days notice from Buyer to Sellers. Buyer shall be solely responsible for all costs and expenses relating to or arising from the commencement of Buyer's programming on the Station and the performance by Buyer of its other obligations under the Time Brokerage Agreement. No act or omission of Buyer or its agents during the effective period of the Time Brokerage Agreement shall constitute or result in a breach or default by Sellers of any representation, warranty or covenant of Sellers contained in this Agreement.

     6.12 SERVICES AGREEMENT. At the Closing, Buyer and Paxson-40 shall enter into the Services Agreement.

SECTION 7. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT CLOSING

     7.1 CONDITIONS TO OBLIGATIONS OF BUYER. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Sellers contained in this Agreement shall be true and complete at and as of the Closing Date as though made at and as of that time except for (i) any inaccuracy that could not reasonably be expected to have a Material Adverse Effect, (ii) any representation or warranty that is expressly stated only as of a specified earlier date, in which case such representation or warranty shall be true as of such earlier date, (iii) changes in any representation or warranty that are contemplated by this Agreement or (iv) changes in any representation or warranty as a result of any act or omission of Buyer or its agents.

         (b) COVENANTS AND CONDITIONS. Sellers shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date, except to the extent such noncompliance would not have a Material Adverse Effect or results from any act or omission of Buyer or its agents.

         (c) CONSENTS. All Consents designated as "material" on SCHEDULE 3.3 (the "Material Consents") shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

         (d) FCC CONSENT. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 6.1 hereof and Sellers shall have complied with any conditions imposed on them by the FCC Consent; PROVIDED, HOWEVER, if a Petition or Appeal (as defined in Section 8.1(a)) shall have been filed that contains one or more allegations that could reasonably be expected to result in the denial or dismissal of the Application based on the Act or the FCC's rules, regulations, decisions or published policies then in effect, the FCC Consent shall have become a Final Order.

         (e) HSR ACT. The waiting period under the HSR Act shall have expired or been terminated without any unresolved action by the DOJ or the FTC to prevent the Closing.

         (f) TIME BROKERAGE AGREEMENT. The Time Brokerage Agreement shall be in full force and effect and Sellers shall not be in material breach of their obligations thereunder.

         (g) RENEWAL OF FCC LICENSE. The FCC shall have granted the pending renewal application for the FCC License for a term ending on April 1, 2007 without imposition of any materially adverse conditions that are applicable to the operation of the Station following the Closing Date (except those generally applied to television stations of the same class and character).

         (h) DELIVERIES. Sellers shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

     7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. All obligations of Sellers at the Closing are subject at Sellers' option to the fulfillment prior to or at the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Agreement shall be true and complete at and as of the Closing Date as though made at and as of that time, except for (i) any inaccuracy that could not reasonably be expected to have a material adverse effect on Buyer's ability to perform its obligations hereunder, (ii) any representation or warranty that is expressly stated only as of a specified earlier date, in which case such representation or warranty shall be true as of such earlier date and (iii) changes in any representation or warranty that are contemplated by this Agreement.

         (b) COVENANTS AND CONDITIONS. Buyer shall have performed and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         (c) DELIVERIES. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

         (d) FCC CONSENT. The FCC Consent shall have been granted without the imposition on Sellers of any conditions that need not be complied with by Sellers under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

         (e) HSR ACT. The waiting period under the HSR Act shall have expired or been terminated without any unresolved action by the DOJ or the FTC to prevent the Closing.

         (f) TIME BROKERAGE AGREEMENT. The Time Brokerage Agreement shall be in full force and effect and Buyer shall not be in material breach of its obligations thereunder.

SECTION 8. CLOSING AND CLOSING DELIVERIES

     8.1 CLOSING.

         (a) CLOSING DATE. Subject to the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the Closing condition is imposed) on the date scheduled for Closing, of the conditions precedent set forth in Sections 7.1 and 7.2, as appropriate, the Closing shall take place at 10:00 a.m. on the third business day after the expiration of thirty (30) days following the date the public notice of the grant of the FCC Consent is released by the FCC; PROVIDED, HOWEVER, if any Petition to Deny is filed against the Application in accordance with Section 73.3584 of the FCC's Rules or if any informal objection is filed against the Application in accordance with Section
73.3587 of the FCC's Rules (collectively, a "Petition") and the Petition contains one or more allegations that could reasonably be expected to result in the denial or dismissal of the Application based on the Act or the FCC's rules, regulations, decisions or published policies then in effect, or if any Petition for Reconsideration or Application for Review is filed with respect to a grant of the Application in accordance with Sections 1.101 ET SEQ. of the FCC's Rules (collectively, an "Appeal") and the Appeal contains one or more allegations that could reasonably be expected to result in the denial or dismissal of the Application based on the Act or the FCC's rules, regulations, decisions or published policies then in effect, the Closing shall take place at 10:00 a.m. on a date, to be set by Sellers on at least five (5) business days' written notice to Buyer, that is within ten (10) business days following the date the FCC Consent shall have become a Final Order. Time is of the essence with respect to this Agreement.

         (b) CLOSING PLACE. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Sellers.

     8.2 DELIVERIES BY SELLERS. Prior to or on the Closing Date, Sellers shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

         (a) TRANSFER DOCUMENTS. Duly executed bills of sale, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations, except for Permitted Liens;

         (b) CONSENTS. An executed copy of any instrument evidencing receipt of any Material Consents and to the extent obtained, any other Consents;

         (c) OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by Sellers, certifying compliance by Sellers with the conditions set forth in Sections 7.1(a) and (b);

         (d) RESOLUTIONS. Copies of appropriate resolutions of Sellers' boards of directors authorizing this Agreement and the consummation of the transactions contemplated hereby; and

         (e) SERVICES AGREEMENT. The Services Agreement, duly executed by Paxson-40.

     8.3 DELIVERIES BY BUYER. Prior to or on the Closing Date, Buyer shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

         (a) PURCHASE PRICE. The Purchase Price, as adjusted pursuant to Section 2.3(b) and (d);

         (b) ASSUMPTION AGREEMENTS. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Sellers' obligations under the Licenses and Assumed Contracts as provided in Section 2.5;

         (c) OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by Buyer, certifying compliance by Buyer with the conditions set forth in Sections 7.2(a) and (b);

         (d) RESOLUTIONS. Copies of appropriate resolutions of Buyer's board of directors authorizing this Agreement and the consummation of the transactions contemplated hereby; and

         (e) SERVICES AGREEMENT. The Services Agreement, duly executed by Buyer.

SECTION 9. TERMINATION

     9.1 TERMINATION BY SELLERS. This Agreement may be terminated by Sellers, if Sellers are not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

         (a) CONDITIONS. If, on the date that would otherwise be the Closing Date, Sellers shall have notified Buyer in writing that one or more of the conditions precedent to the obligations of Sellers set forth in Section 7.2 of this Agreement have not been satisfied by Buyer or waived in writing by Sellers and such condition or conditions shall not have been satisfied by Buyer or waived in writing by Sellers within twenty days following such notice.

         (b) JUDGMENTS. If, on the date that would otherwise be the Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

         (c) UPSET DATE. If the Closing shall not have occurred by February 19, 2000.

         (d) BREACH. If Buyer has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within ten
(10) days after Buyer received written notice of such breach from Sellers.

         (e) TIME BROKERAGE AGREEMENT. If Buyer fails to make any payment when due pursuant to (and subject to the terms of) the Time Brokerage Agreement, Buyer commits any act or omission that could reasonably be expected to have a Material Adverse Effect or the Time Brokerage Agreement is terminated by Sellers in accordance with Section 6.1(a)(ii) thereof.

     9.2 TERMINATION BY BUYER. This Agreement may be terminated by Buyer, if Buyer is not then in material default, upon written notice to Sellers, upon the occurrence of any of the following:

         (a) CONDITIONS. If, on the date that would otherwise be the Closing Date, Buyer shall have notified Sellers in writing that one or more of the conditions precedent to the obligations of Buyer set forth in Section 7.1 of this Agreement have not been satisfied by Sellers or waived in writing by Buyer and such condition or conditions shall not have been satisfied by Sellers or waived in writing by Buyer within twenty days following such notice.

         (b) JUDGMENTS. If, on the date that would otherwise be the Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

         (c) UPSET DATE. If the Closing shall not have occurred by February 19, 2000.

         (d) BREACH. If Sellers have failed to cure any material breach of any of their representations, warranties or covenants under this Agreement within ten (10) days after Sellers received written notice of such breach from Buyer.

         (e) TIME BROKERAGE AGREEMENT. If the Time Brokerage Agreement is terminated by Buyer in accordance with Section 6.1(a)(ii) thereof.

         (f) DUE DILIGENCE. If, on or prior to February 26, 1999, Buyer (i) discovers any information regarding the ownership, condition or use of the Assets that Buyer determines, in good faith and the exercise of commercially reasonable business judgment, could have a Materially Adverse Effect and (ii) provides written notice of termination pursuant to this Section

9.2(f) to Sellers no later than 5:00 p.m., Eastern Time, on February 26, 1999, which notice shall specify in reasonable detail the basis for such termination.

     9.3 RIGHTS ON TERMINATION. If this Agreement is terminated pursuant to
Section 9.1 or Section 9.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets. If this Agreement is terminated by Sellers due to Buyer's material breach of this Agreement, Sellers shall have all rights and remedies available at law or equity and the Deposit (as defined below) and all interest and other proceeds earned thereon shall be retained by the Escrow Agent and applied to pay such damages that are awarded to Sellers by reason of Buyer's material breach of this Agreement. If this Agreement is terminated by Buyer due to Sellers' material breach of this Agreement, Buyer shall have all rights and remedies available at law or equity.

     9.4 ESCROW DEPOSIT. Buyer has deposited with the Escrow Agent the sum of One Million Dollars ($1,000,000) (the "Deposit"). All such funds deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

         (a) At the Closing, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

         (b) If this Agreement is terminated pursuant to Section 9.1 or 9.2 and Buyer is not in material breach of this Agreement, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

         (c) If this Agreement is terminated by Sellers pursuant to (i) Section 9.1(a), under such circumstances that any action taken or omitted by Buyer has prevented any of the conditions set forth in Section 7.2 from being satisfied and any such action taken or omitted by Buyer constitutes a material breach by Buyer of its representations, warranties or covenants hereunder, (ii) 9.1(b), under such circumstances that the judgment, decree or order set forth therein results from any action taken or omitted by Buyer and any such action taken or omitted by Buyer constitutes a material breach by Buyer of its representations, warranties or covenants hereunder, (iii) Section 9.1(d) or (iv) Section 9.1(e), then the Deposit and all interest and other proceeds earned thereon shall be retained by the Escrow Agent and applied to pay such damages that are awarded to Sellers by reason of Buyer's material breach of this Agreement.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN
            REMEDIES

     10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of one
(1) year and any claim for a breach of a representation or warranty must be brought prior to the expiration of such one-year period. Any claim for indemnification in respect of a covenant or agreement of Buyer or Sellers hereunder to be performed before the Closing shall be made prior to the date which is one year from the Closing Date. The covenants and agreements in this Agreement to be performed after the Closing shall survive the Closing until fully performed.

     10.2 INDEMNIFICATION BY SELLERS. Subject to Sections 10.1 and 10.4, Sellers hereby agree to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

         (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Sellers contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement, except to the extent that any untrue representation, breach of warranty or nonfulfillment of any covenant results from any act or omission of Buyer or its agents.

         (b) Any and all obligations of Sellers not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

         (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior the Closing Date, except to the extent that any such loss, liability or damage results from any act or omission of Buyer or its agents.

         (d) Any and all losses, liabilities or damages resulting from any claim by Cuchifritos Communications, L.L.C. relating to Buyer's execution, delivery or performance of this Agreement.

         (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     10.3 INDEMNIFICATION BY BUYER. Subject to Sections 10.1 and 10.4, Buyer hereby agrees to indemnify and hold Sellers harmless against and with respect to, and shall reimburse Sellers for:

         (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Sellers under this Agreement.

         (b) Any and all obligations of Sellers assumed by Buyer pursuant to this Agreement.

         (c) Any and all losses, liabilities or damages resulting from or act or omission of Buyer or its agent prior to the Closing or the operation or ownership of the Station on and after the Closing.

         (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     10.4 LIMITATIONS. No indemnification shall be required to be made by any party hereto until the aggregate amount of all indemnification claims against such indemnifying party exceeds One Hundred Thousand Dollars ($100,000); PROVIDED that once such claims exceed One Hundred Thousand Dollars ($100,000), such indemnifying party shall be required to indemnify the other party with respect to all indemnifiable claims, including indemnifiable claims for the initial One Hundred Thousand Dollars ($100,000). The previous limitation shall not apply to the adjustments to the Purchase Price under Sections 2.3(b) and
(d). Notwithstanding anything to the contrary contained herein, in no event shall Sellers' obligations for indemnification under this Agreement exceed in the aggregate Five Million Dollars ($5,000,000), and Buyer hereby waives and releases any recourse against Sellers for indemnification above Five Million Dollars ($5,000,000). The indemnification provisions in this Section 10 sets forth the exclusive remedies of the parties hereto following the Closing for a breach of a representation, warranty or covenant under this Agreement or any other claims relating to this Agreement.

     10.5 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

         (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five days after written notice of such action, suit, or proceeding was given to Claimant.

         (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

         (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

         (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

         (e) The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, members, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.5, any indemnification claims by such parties shall be made by and through the Claimant.

     10.6 SPECIFIC PERFORMANCE. The parties recognize that if Sellers or Buyer breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the non-breaching party for its injury. Sellers and Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement.






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

If any action is brought by Sellers or Buyer to enforce this Agreement, the other party shall waive the defense that there is an adequate remedy at law.

     10.7 ATTORNEYS' FEES. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses hereof.

SECTION 11. MISCELLANEOUS

     11.1 FEES AND EXPENSES. Buyer and Sellers shall each pay one-half of all filing fees required by the FCC and required under the HSR Act. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. Each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

     11.2 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:


If to Sellers:              Paxson New York License, Inc.
                            Paxson Communications of New York-43, Inc.
                            601 Clearwater Park Road
                            West Palm Beach, FL 33401-6233
                            Attention: Mr. Lowell W. Paxson

With a copy to:             John R. Feore, Jr., Esq.
                            Dow, Lohnes & Albertson, PLLC
                            1200 New Hampshire Avenue, N.W.
                            Suite 800
                            Washington, DC 20036-6802

If to Buyer:                Shop at Home, Inc.
                            5388 Hickory Hollow Parkway
                            Antioch, TN 37013
                            Attention:  Mr. Kent E. Lillie

With a copy to:             George Phillips, Esq.
                            Shop at Home, Inc.
                            5388 Hickory Hollow Parkway
                            Antioch, TN 37013


or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

     11.3 BENEFIT AND BINDING EFFECT. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that Sellers may assign some or all of their rights hereunder (but not their obligations) to an escrow agent or other person or entity serving as an Intermediary under the Code; Buyer may assign its rights and interests hereunder to a wholly-owned subsidiary of Buyer so long as any such assignment or sale of ownership interests shall not constitute a change in control under applicable rules and decisions of the FCC and shall not otherwise delay the grant of the Application. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.4 FURTHER ASSURANCES. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Sellers, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

     11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

     11.6 HEADINGS. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     11.7 GENDER AND NUMBER. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

     11.8 ENTIRE AGREEMENT. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Sellers with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties including, without limitation, the letter of intent dated January 22, 1999, and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

     11.9 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.9.

     11.10 PRESS RELEASE. Prior to the Closing, neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; PROVIDED, HOWEVER, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities or securities exchanges as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by law or the rules and regulations of any securities exchange.

     11.11 LIKE-KIND EXCHANGE. Sellers may assign some or all of their rights (but not their obligations) under this Agreement to an escrow agent or other person or entity serving as an Intermediary under United States Treasury Regulations promulgated under Section 1031 of the Code; provided that (i) such assignment shall not deprive Buyer of its rights or benefits, or relieve Sellers of any obligations or liabilities, under this Agreement, (ii) Buyer shall not be obligated to incur any expense or other obligations or liabilities in connection therewith, and (iii) such assignment shall not delay the Closing. Sellers intend for such exchange to constitute a like-kind exchange pursuant to Section 1031 of the Code. However, nothing in this Agreement shall be construed as a representation or warranty of any party to any other party as to the tax characterization of the transaction.

     11.12 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Connecticut and the Superior Court of the State of Connecticut, Fairfield Judicial District, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Connecticut, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of Connecticut, Fairfield Judicial District. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Connecticut with respect to any matters to which it has submitted to jurisdiction in this Section 11.12. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of the State of Connecticut, Fairfield Judicial District, or (ii) the United States District Court for the District of Connecticut, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient form.

     11.13 BULK TRANSFER LAWS. Notwithstanding any other provision of this Agreement, Buyer hereby waives compliance by Sellers with the provisions of any so-called Bulk Transfer Law of any jurisdiction in connection with the transactions contemplated hereby. Sellers shall indemnify and hold harmless Buyer against any and all liabilities which may be asserted by third parties against Buyer as a result of noncompliance with any such Bulk Transfer Law, other than liabilities which Buyer shall have expressly assumed pursuant to this Agreement.

     11.14 GUARANTY.

         (a) PCC irrevocably guarantees (the "Guaranty"), as principal and not as surety, to Buyer, the full and prompt performance by Sellers of all of their obligations under Section 10.2 of this Agreement, subject, however, to the limitations and requirements set forth in Section 10.1, 10.4 and 10.5 hereof. Subject to such limitations and requirements, the Guaranty shall apply and survive until all obligations of Seller(s) under Section 10.2 of this Agreement are performed and satisfied in accordance with the terms hereof and thereof.

         (b) PCC hereby represents and warrants to Buyer as follows: (i) PCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute, deliver and perform this Guaranty according to its terms;
(ii) the execution, delivery and performance of this Guaranty and the consummation of the transactions contemplated hereby by PCC have been duly authorized by all necessary corporate action on the part of PCC; (iii) this Guaranty has been duly executed and delivered by PCC and constitutes the legal, valid and binding obligation of PCC enforceable against PCC in accordance with its terms, except as the enforceability of this Guaranty may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies; and (iv) the execution, delivery and performance of this Guaranty: (1) do not require the consent of any third party, (2) do not conflict with the Certificate of Incorporation or bylaws of PCC, and (3) do not







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

conflict in any material respect with, result in a material breach of, or constitute a material default under any law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to PCC or any material contract or agreement to which PCC is a party or by which PCC may be bound.

         11.15 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

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



         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                                   PAXSON COMMUNICATIONS OF
                                   NEW YORK-43, INC.


                                   By: /s/ Lowell W. Paxson
                                       ------------------------------
                                   Name:  Lowell W. Paxson
                                   Title: Chairman


                                   PAXSON NEW YORK LICENSE, INC.



                                   By: /s/ Lowell W. Paxson
                                       ------------------------------
                                   Name:  Lowell W. Paxson
                                   Title: Chairman


                                   SHOP AT HOME, INC.


                                   By: /s/ Kent E. Lillie
                                       ------------------------------
                                   Name:  Kent E. Lillie
                                   Title: President & Chief Executive Officer



                                   PAXSON COMMUNICATIONS CORPORATION JOINS IN
                                   THE EXECUTION OF THIS ASSET PURCHASE
                                   AGREEMENT SOLELY FOR THE PURPOSE OF ITS
                                   AGREEMENT SET FORTH IN SECTION 11.14.

                                   PAXSON COMMUNICATIONS CORPORATION

                                   By: /s/ Lowell W. Paxson
                                       ------------------------------
                                   Name:  Lowell W. Paxson
                                   Title: Chairman




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